UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMGEN INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-3540776
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.250% Senior Notes Due 2022	New York Stock Exchange
2.000% Senior Notes Due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-194103

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated February 18, 2016 and the Prospectus dated February 24, 2014, copies of which were electronically transmitted for filing with the Securities and Exchange Commission pursuant to Rule 424(b) on February 19, 2016, each of which forms part of Amgen Inc.’s Registration Statement on Form S-3 (No. 333-194103), and each of which is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are being filed with the Securities and Exchange Commission:

Exhibit No.	Document Description

4.1	Indenture, dated as of May 22, 2014, between Amgen Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Amgen Inc.’s Current Report on Form 8-K filed on May 22, 2014).

4.2	Officer’s Certificate of Amgen Inc., dated as of February 25, 2016, including forms of Amgen Inc.’s 1.250% Senior Notes due 2022 and 2.000% Senior Notes due 2026 (incorporated by reference to Exhibit 4.2 to Amgen Inc.’s Current Report on Form 8-K filed on February 25, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMGEN INC.

Date: February 25, 2016	By:	/s/ Jonathan P. Graham
		Name:	Jonathan P. Graham
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture, dated as of May 22, 2014, between Amgen Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Amgen Inc.’s Current Report on Form 8-K filed on May 22, 2014).

4.2	Officer’s Certificate of Amgen Inc., dated as of February 25, 2016, including forms of Amgen Inc.’s 1.250% Senior Notes due 2022 and 2.000% Senior Notes due 2026 (incorporated by reference to Exhibit 4.2 to Amgen Inc.’s Current Report on Form 8-K filed on February 25, 2016).

4